UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

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GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

 (Address of Principal Executive Office) (Zip Code)

 (561) 427-6144

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.

Unregistered Sales of Equity Securities.

On February 12, 2010, GelTech Solutions, Inc. (the “Company”) closed its private placement offering (the “Offering”). The Company raised a total of $1,665,000 in the Offering. This includes $390,000 raised from the sale of 390,000 shares and 390,000 three-year warrants to purchase common stock exercisable at $1.60 per share from January 15, 2010 through February 12, 2010, not previously disclosed on a Form 8-K. In addition to the Offering, from November 12, 2009 through November 23, 2009, the Company sold 30,000 shares of common stock and 30,000 two-year warrants to purchase common stock exercisable at $2.00 per share and raised $45,000. All of these securities were sold without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder.

Item 4.02.

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On February 11, 2010, the Audit Committee of the Board of Directors of the Company concluded, based on the recommendation of management, that the Company’s condensed consolidated financial statements for the three months ended September 30, 2009, should no longer be relied upon as a result of inadvertently omitting an accrual for sales commissions resulting in an understatement of expenses and accrued liabilities. The Company has restated its Form 10-Q for the three months ended September 30, 2009 and will file an amended Form 10-Q shortly after filing this Form 8-K. The Audit Committee and authorized officers of the Company discussed the matter with Salberg & Company, P.A., the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GELTECH SOLUTIONS, INC.

By:	/s/ Michael Cordani
Michael Cordani Chief Executive Officer

Date: February 12, 2010

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